     As filed with the Securities and Exchange Commission on June 11, 1999
================================================================================
                                           Registration No. 333-_________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ICOS CORPORATION
            (Exact name of Registrant as specified in its charter)



                        Delaware                                                            91-1463450
      ---------------------------------------------                                ---------------------------
(State or other jurisdiction of incorporation or organization)              (I.R.S. Employer Identification Number)

                            22021 20th Avenue S.E.
                           Bothell, Washington 98021
                                (425) 485-1900

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                              George B. Rathmann
                Chairman, Chief Executive Officer and President
                               ICOS Corporation
                            22021 20th Avenue S.E.
                           Bothell, Washington 98021
                                (425) 485-1900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                               Stephen M. Graham
                                Andrew B. Moore
                                Perkins Coie LLP
                         1201 Third Avenue, 48th Floor
                         Seattle, Washington 98101-3099
                                 (206) 583-8888

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the selling stockholders.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                        CALCULATION OF REGISTRATION FEE

                                                               Proposed Maximum      Proposed Maximum
        Title of Each Class of              Amount to Be        Offering Price     Aggregate Offering          Amount of
     Securities to Be Registered            Registered           per Share(1)            Price               Registration Fee

Common Stock, par value $.01 per share....  7,550,600 shares       $44.16            $333,434,496              $92,696.00
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low sales prices of the common stock on June 8, 1999.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
(Subject to completion, dated June 11, 1999)

                                7,550,600 Shares

                                     [LOGO]

                                ICOS CORPORATION

                                  Common Stock

                                _______________

     The selling stockholders listed in this prospectus may offer for sale up to 7,550,600 shares of common stock that may be issued to the selling stockholders upon the exercise of warrants. The selling stockholders may sell the common stock to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions.

     ICOS will not receive any proceeds from this offering other than the price paid upon the exercise of the warrants. ICOS will pay all expenses incurred in registering and listing these shares, including legal and accounting fees.

     The common stock trades on the Nasdaq National Market under the symbol "ICOS." On June 9, 1999, the last reported sales price of the common stock on Nasdaq was $43.8125 per share.

    Investing in the common stock involves a high degree of risk.  See "Risk
                         Factors" beginning on page 6.
                                _______________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                _______________

               The date of this prospectus is ________ __, 1999.

                               TABLE OF CONTENTS

FORWARD-LOOKING INFORMATION......................    4
HOW TO OBTAIN MORE INFORMATION...................    4
THE COMPANY......................................    5
RISK FACTORS.....................................    6
SELLING STOCKHOLDERS.............................   12
USE OF PROCEEDS..................................   13
PLAN OF DISTRIBUTION.............................   13
EXPERTS..........................................   14
LEGAL MATTERS....................................   14

                               ________________

     We have not authorized any person to give you any information or to make any representations other than those contained in this prospectus. You should not rely on any information or representations other than this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the common stock. It is not an offer to sell or a solicitation of an offer to buy securities if the offer or solicitation would be unlawful. The affairs of ICOS may have changed since the date of this prospectus. You should not assume that the information in this prospectus is correct at any time subsequent to its date.

                          FORWARD-LOOKING INFORMATION

     This prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact we make in this prospectus or in any document incorporated by reference are forward-looking. In particular, the statements we make regarding industry prospects and our future results of operations or financial position are forward-looking statements. Forward-looking statements reflect our current expectations and are inherently uncertain. Our actual results may differ significantly from our expectations. The section entitled "Risk Factors" describes some, but not all, of the factors that could cause these differences.

                         HOW TO OBTAIN MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference rooms. You may also read our filings at the SEC's Web site at http://www.sec.gov.

     To register these shares, we have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933. This prospectus does not contain all the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC's public reference facilities or Web site. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. This information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

     .   Our Annual Report on Form 10-K for the year ended December 31, 1998;

     . Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999;

     . Our Proxy Statement, dated March 31, 1999, for our 1999 Annual Meeting of Stockholders; and

     . The description of our common stock contained in the registration statement on Form 8-A filed with the SEC on April 18, 1991, under
         Section 12(g) of the Exchange Act.

     You may obtain copies of these documents free of charge by contacting the investor relations department at our principal offices, which are located at 22021 20th Avenue S.E., Bothell, Washington 98021, (425) 485-1900.

                                  THE COMPANY

     ICOS was formed in 1989 to develop and commercialize proprietary pharmaceuticals for the treatment of inflammatory diseases and other serious medical conditions by understanding the underlying mechanisms and identifying the molecular entities involved.

                                  RISK FACTORS

     In addition to the other information contained in this prospectus, you should carefully read and consider the following risk factors before purchasing our common stock. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

     The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

We have not generated revenues from the sale of products, and we may not be able to generate enough product revenues in the future to achieve profitability.

     We have not yet completed the development of any products and we do not expect to have any products commercially available for several years. Consequently, we have not generated revenues from the sale of products since we started operations. We anticipate that our operating expenses will increase significantly in 1999 and subsequent years as we attempt to complete development of our potential products and introduce our potential products into the market. Therefore, even if we do successfully develop products that can be marketed, we will need to generate significant revenues from those products to achieve and maintain profitability. If we do become profitable, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis.

Our clinical trials may fail to demonstrate the safety and efficacy of our products, which could prevent or significantly delay the regulatory approval of our products.

     Before obtaining regulatory approvals for the sale of any of our potential products, we must subject those products to extensive preclinical and clinical testing to demonstrate their safety and effectiveness for humans. We may not complete our clinical trials of potential products under development and the results of the trials may fail to demonstrate the safety or effectiveness of such products to the extent necessary to obtain regulatory approvals. This could delay or prevent regulatory approval of our potential products.

     At any time during the course of our clinical trials or commercial use of our products, factors such as delays in patient enrollment in our clinical trials, the discovery of unacceptable toxicities or side effects, or the development of disease resistance or other physiological factors could cause us to interrupt, limit, delay or abort the development or sale of our potential products.

If we are unable to obtain the additional funding we need to develop and market our potential products, we may be required to delay, scale back or eliminate expenditures for some of our programs or contract with third parties to develop and market our potential products or technologies.

     The development of our potential products will require the commitment of substantial financial resources to conduct the time-consuming research, preclinical development and clinical trials necessary to bring our products to market. We may seek additional funding through public or private financings, including equity financings, and through other arrangements, including collaborative arrangements. However, financing may be unavailable when we need it or may be unavailable on acceptable terms. If adequate funds are unavailable, we may be required to delay, scale back or eliminate expenditures for some of our programs or contract with third parties to develop and market our potential products or technologies.

If we fail to negotiate and maintain collaborative arrangements with third parties, our development and marketing activities may be delayed or reduced.

     We have entered into, and we expect to enter into in the future, collaborative arrangements with experienced third parties who perform, or may in the future perform, development, regulatory compliance, manufacturing and marketing activities relating to some of our potential products. If we fail to secure and maintain successful collaborative arrangements, our development and marketing activities may be delayed or reduced. Currently, we have collaborative arrangements with Suntory Limited, Eli Lilly and Company, and other companies and research laboratories. We may enter into similar arrangements with other collaborators in the future, but we may be unable to negotiate additional collaborative arrangements or extensions of our existing arrangements on acceptable terms. If we do, any extended or additional arrangements may not be successful.

     Our ability to obtain successful collaborative participation will depend on a number of factors, including our and our collaborators achieving research objectives and any existing or potential collaborators' financial, competitive, marketing and strategic considerations, such as the relative advantages of alternative products being marketed or developed by others.

We could experience price pressure or reduced demand for our products as a result of inadequate third-party reimbursement of the patient costs of our products and the trend toward managed healthcare and government insurance programs.

     Our ability to sell products successfully in the future depends in part on the extent to which various third parties are willing to reimburse the patient costs of our products and related treatments. These third parties include government authorities, private health insurers and other organizations, such as health maintenance organizations. Third-party payors are increasingly challenging the prices charged for medical products and services. Accordingly, if less costly drugs are available, third-party payors may not authorize or may limit reimbursement for our products, even if our products are safer or more effective than the alternatives. In addition, the trend toward managed healthcare and government insurance programs could result in lower prices and reduced demand for our products. Cost containment measures instituted by healthcare providers, including, for example, practice protocols and guidelines for use of products, and general healthcare reform may also affect our ability to sell products in sufficient quantities, or at adequate prices, to become profitable. We cannot predict the effect of future legislation or regulation concerning the healthcare industry and third-party coverage and reimbursement on our business.

We may be unable to establish the manufacturing and sales and marketing capabilities necessary to become profitable.

     Currently, we do not have facilities for the manufacture of small molecule products, such as IC351, and we may not have sufficient manufacturing capacity to manufacture all of our biological products in quantities necessary for commercial sale. In addition, our manufacturing capacity may be inadequate to complete all clinical trials contemplated by us over time. We expect to develop our manufacturing capacity by expanding our current facilities, building new facilities or contracting with other parties for manufacturing services. We may not, however, be able to acquire all the manufacturing resources necessary to become profitable.

     We also do not have direct sales or marketing capabilities. If we decide to market our potential products through a direct sales force, we would need to either hire a sales force with expertise in pharmaceutical sales or contract with a third party to provide a sales force to meet our needs. We may be unable to develop a direct sales force or establish other distribution channels necessary for us to generate enough sales to become profitable.

We may be unable to protect our intellectual property rights adequately.

     Our success and ability to compete depend on our licensed and internally developed technology. Despite our efforts to protect our proprietary rights, unauthorized parties may copy, develop independently or otherwise obtain and use our products or technology. We protect our proprietary technology through a combination of patent, copyright, trade secret and trademark law. We also enter into confidentiality or license agreements with our employees, consultants and corporate partners.

     We cannot be sure that our pending patent applications will result in issued patents. In addition, our issued patents or pending applications may be challenged or circumvented by our competitors. Policing unauthorized use of our intellectual property will be difficult, and we cannot be certain that we will be able to prevent misappropriation of our technology, particularly in countries where the laws may not protect our proprietary rights as fully as in the United States.

Intellectual property claims and litigation could subject us to significant liability for damages and invalidation of our proprietary rights.

     In the future, we may have to resort to litigation to protect our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Any litigation, regardless of its success, would probably be costly and require significant time and attention of our key management and technical personnel. Litigation could also force us to stop or delay selling, manufacturing or using products that incorporate the challenged intellectual property, pay damages or enter into licensing or royalty agreements which may be unavailable on acceptable terms.

We may be unable to compete successfully in the highly competitive market for pharmaceutical and biotechnological products.

     The market in which we compete is well established and intensely competitive. We may be unable to compete successfully against our current and future competitors. Our failure to compete successfully may result in pricing reductions, reduced gross margins and failure to achieve market acceptance.

     Many entities are engaged in developing pharmaceutical and biotechnological products for human therapeutic applications, including the applications targeted by us. Our competitors include pharmaceutical companies, chemical companies, specialized biotechnology companies, and research and academic institutions. Many of these organizations have substantially more capital, research and development, regulatory, manufacturing, marketing, human and other resources and experience than we do. As a result, they may be able to adapt more quickly to new technologies, devote greater resources to the promotion or sale of their products, initiate or withstand substantial price competition, or take advantage of acquisition or other opportunities more readily.

Rapid changes in technology and industry standards could render our potential products unmarketable or obsolete.

     We are engaged in a field characterized by extensive research efforts and rapid technological development. New drug discoveries and developments in our field and other drug discovery technologies are accelerating. Our competitors may develop technologies and products that are more effective than any we develop or that render our technology and potential products obsolete or noncompetitive. In addition, our potential products could become obsolete or unmarketable if new industry standards emerge. To be successful, we will need to continually enhance our products and to design, develop and market new products that keep pace with new technological and industry developments.

Our stock price has been and is likely to continue to be volatile, which could cause the market price of our common stock to decline, and you may be unable to sell your shares at or above your purchase price.

     The market prices for our common stock and for securities of biotechnology and pharmaceutical companies generally have been volatile in the past and are likely to continue to be volatile in the future. If you decide to purchase our shares, you may not be able to resell them at or above the price you paid due to a number of factors, including actual or anticipated variations in quarterly operating results, results and progress of preclinical studies and clinical trials, changes in earnings estimates by analysts, announcements of technological innovations or new products by our competitors, changes in the structure of the healthcare financing and payment systems, general conditions in the biotechnology and pharmaceutical industry, and significant sales of our common stock by one or more of our principal stockholders.

Government regulatory authorities may not approve our potential products.

     The U.S. Food and Drug Administration and comparable agencies in foreign countries impose substantial requirements on biotechnology and pharmaceutical companies during development of potential products. These requirements include lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time-consuming procedures surrounding the development and testing of proposed products. Governmental regulation also affects the manufacture and marketing of pharmaceutical products. If we do not receive the necessary governmental approvals to market our products, we will be unable to sell our products and our business may fail.

     Any future FDA or other governmental approval of our potential products may entail limitations on the indicated uses for which these products may be marketed. The effect of governmental regulation may be to delay marketing new products for a considerable period of time, to impose costly requirements on our activities or to provide a competitive advantage to our competitors. In addition, compliance with the regulations of these agencies may delay or prevent us from introducing new or improved products or require us to stop marketing our products. If we fail to comply with the laws and regulations pertaining to our business, we may be subject to sanctions, including the temporary or permanent suspension of operations, product recalls and marketing restrictions.

We may be required to defend lawsuits or pay damages in connection with the alleged or actual harm caused by our products.

     Product liability is a risk in the testing and marketing of biotechnology and pharmaceutical products. We face an inherent business risk of exposure to product liability claims in the event that the use of our technology or products is alleged to have resulted in harm to others. This risk exists in human clinical trials as well as in commercial distribution. The biotechnology and pharmaceutical industry in general has been subject to significant medical malpractice litigation. We may incur significant liability in the event of such litigation. Although we maintain product liability insurance, we cannot be sure that this coverage is adequate or that it will continue to be available on acceptable terms.

We may be exposed to substantial environmental liability arising from our activities involving the use of hazardous materials.

     Our research and development activities involve the controlled use of hazardous materials, chemicals, viruses and radioactive compounds. In the event of an accident involving these materials, we could be held liable for any damages that result, and that liability could exceed our resources. We are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous materials and certain waste products. Although we believe that our operations comply with the standards prescribed by these laws, the risk of accidental contamination or injury from these materials cannot be completely eliminated.

We depend on highly qualified management and technical personnel who may not remain with us.

     We are highly dependent on the efforts and abilities of our current key technical and managerial personnel. Our success will depend in part on retaining the services of our existing management and key personnel and attracting and retaining new highly qualified personnel. Failure to retain our existing key management and technical personnel or to attract additional highly qualified personnel could, among other things, inhibit our ability to negotiate additional collaborative arrangements, delay preclinical or clinical testing of our products, obstruct our ongoing discovery research, or delay the regulatory approval process.

     In our field, competition for qualified management and technical personnel is intense. This competition is particularly acute at this time due to the low unemployment rate experienced nationally. In addition, many of the companies with which we compete for experienced personnel have greater financial and other resources than we do. As a result of these factors, we may be unsuccessful in recruiting and retaining sufficient qualified personnel.

Future sales of our common stock may depress our stock price.

     Sales in the public market of substantial amounts of our common stock, including the offer or sale of these shares, could depress prevailing market prices of our common stock. As of May 28, 1999, we had 43,501,172 shares of our common stock outstanding. In addition to the up to 7,550,600 shares of common stock that the selling stockholders may offer or sell in connection with this offering, as of May 28, 1999, we had granted options or warrants to purchase 11,584,100 shares of our common stock. These options or warrants generally have an exercise price that is substantially below the prevailing market price of our common stock as of May 28, 1999. The exercise of those options or warrants, and the prompt resale of the common stock received, may result in downward pressure on the price of our common stock. The existence of the currently outstanding warrants and options to purchase our common stock may negatively affect our ability to complete future equity financings at acceptable prices and on acceptable terms.

If we or our key outside vendors encounter Year 2000 computer problems, development of our products may be delayed.

     Many currently installed computer systems are not capable of distinguishing 21st century dates from 20th century dates. As a result, beginning on January 1, 2000, computer systems and software used by many companies and organizations in a wide variety of industries may produce erroneous results, or fail, unless they are modified or upgraded to process date information correctly. Year 2000 problems with our computer systems or the systems of our key outside vendors might cause delays in our development activities or in our clinical trials and ultimately delay the launch of our potential products.

     Currently, we are in the process of analyzing our software and computer systems and the Year 2000 status of our key outside vendors. We believe that we have already addressed many of our expected internal Year 2000 issues through normal upgrades and new purchases of software and computer equipment. However, it is possible that after analyzing our systems for Year 2000 issues, making necessary upgrades and replacements to our systems and testing our systems, we may still encounter Year 2000 problems. Furthermore, it is possible that some of our key outside vendors will fail to correct in a timely fashion, if at all, their own Year 2000 problems.

                              SELLING STOCKHOLDERS

     In June 1999, we issued Series B Limited Partner Warrants to purchase an aggregate of up to 7,550,600 shares of our common stock at an exercise price per share equal to the greater of

     . twenty-five percent over the average closing price of our common stock on Nasdaq for the 30 trading days immediately preceding the fifth trading day before June 30, 1999; and

     .  the closing price of our common stock on Nasdaq on June 30, 1999.

     Each of the warrant holders holds an interest in ICOS Clinical Partners, L.P., a limited partnership formed to support the development of certain products, which is party to a product development agreement with us. The warrants may be exercised in whole or in part at any time after July 30, 1999 and before July 1, 2004. Under the terms of the warrants, we are obligated to use our commercially reasonable efforts to maintain an effective registration statement for the entire exercise period to facilitate public resales of shares received on exercise of the warrants. After exercise of their warrants, the selling stockholders may offer or sell the shares received upon exercise of the warrants from time to time in the manner contemplated under "Plan of Distribution." The selling stockholders may also, where permitted, resell the shares in private transactions pursuant to Rule 144 under the Securities Act of 1933, as amended.

     The following table provides certain information as of May 28, 1999 regarding each selling stockholder and the maximum number of shares each may offer, assuming they choose to exercise their warrants and elect to sell the shares they receive under this prospectus.


                                                                                                  Shares of
                                                                                                Common Stock
                                                                                             Beneficially Owned
                                                                                              After Offering(2)
                                                                                        ------------------------------
                                                 Shares of
                                               Common Stock
                                               Beneficially      Maximum Number                             Percentage of
                                              Owned Prior to     of  Shares That                             Common Stock
                  Name                         Offering(1)         Be Sold May             Amount            Outstanding
---------------------------------------      ----------------    ---------------       ----------------  ------------------
George B. Rathmann(3)  ................           2,534,478           328,000            2,206,478                5.0%
Thomas P. St. John(4)  ................             217,078             2,000              215,078                 *
Frank T. Cary(5)  .....................             179,087             8,000              171,087                 *
James L. Ferguson(5)  .................             162,837             8,000              154,837                 *
William H. Gates, III(6)  .............           5,374,983           328,000            5,046,983               11.5%
Robert W. Pangia(5)  ..................             147,837             8,000              139,837                 *
All other Selling Stockholders as a
 group (1,401 persons) (7)  ...........                             6,868,600


_______________

 *  Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of May 28, 1999 are deemed outstanding and to be beneficially owned by the selling stockholder holding such options or warrants for the purpose of computing the percentage ownership of such selling stockholder, but are not treated as outstanding for the purpose of computing the percentage ownership of any other selling stockholder.

(2) Computed in accordance with Rule 13d-3(d)(1)(i) promulgated under the Exchange Act and based on 43,501,172 shares of our common stock outstanding as of May 28, 1999, treating as outstanding the number of shares issuable upon the assumed exercise in full by the named selling stockholder of such selling stockholder's warrant and assuming the sale of all the shares received upon such exercise, but not assuming the exercise of the warrants of any other selling stockholder.

(3) Includes 682,323 shares issuable upon exercise of stock options or warrants that are exercisable within 60 days of May 28, 1999 and 165,000 shares held by the Rathmann Family Revocable Trust. Mr. Rathmann is Chairman, Chief Executive Officer and President of ICOS.

(4) Includes 174,578 shares issuable upon exercise of stock options or warrants that are exercisable within 60 days of May 28, 1999. Mr. St. John is Vice President, Therapeutic Development of ICOS.

(5) Includes 147,837 shares issuable upon exercise of stock options or warrants that are exercisable within 60 days of May 28, 1999. Messrs. Cary, Ferguson and Pangia are members of the board of directors of ICOS.

(6) Includes 349,364 shares issuable upon exercise of stock options or warrants that are exercisable within 60 days of May 28, 1999. Mr. Gates is a member of the board of directors of ICOS.

(7) Represents unaffiliated selling stockholders that, to our knowledge, do not beneficially own 1% or more of our common stock.

                                USE OF PROCEEDS

     We will receive the proceeds of any exercise of the warrants. If all the warrants are exercised, we will receive aggregate gross proceeds of $___________, but there can be no assurance that any or all of the warrants will be exercised. After payment of our expenses related to this offering, which are estimated to be approximately $138,196, any remaining net proceeds received by us will be used for general corporate purposes.

     We will not receive any proceeds from the sale of the shares by the selling stockholders and we will pay all expenses incurred in registering and listing the shares, including legal and accounting fees.


                              PLAN OF DISTRIBUTION

     Our common stock is traded on Nasdaq. The shares may be sold from time to time by the selling stockholders in transactions in the over-the-counter market, through Nasdaq or on one or more other securities markets and exchanges, in privately negotiated transactions, or through the writing of options on the shares. They may sell the shares at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The selling stockholders may effect such transactions by selling these shares to or through broker-dealers, including through block trades in which brokers or dealers may attempt to sell these shares as agents but may position and resell the block as principals to facilitate the transaction.

     Any broker-dealers participating in the distribution of these shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both. In connection with any sales of these shares by any selling stockholder, such selling stockholder and any broker-dealers who participate in such sale may be deemed to be "underwriters" as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares of common stock purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act.

     The rules of the SEC generally prohibit underwriters, brokers, dealers and certain other persons engaged or participating in the distribution of these shares, including the selling stockholders, from making a market in such shares during the "cooling off" period preceding the commencement of such distribution, which may limit the timing of purchases and sales of our common stock by the selling stockholders.

     In order to comply with the securities laws of certain states, if applicable, these shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states these shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

     Pursuant to the terms of the warrants, we have agreed to bear all expenses incurred in registering and listing these shares.

     There can be no assurance that any selling stockholder will exercise its warrant in whole or in part or sell any or all of the shares offered hereunder. It is anticipated that this offering will remain in effect until June 30, 2004 or until all of these shares have been sold, whichever is earlier.

                                    EXPERTS

     The consolidated financial statements of ICOS Corporation and subsidiary as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 have been incorporated by reference herein and in the registration statement in reliance on the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the common stock offered hereby has been passed upon for ICOS by Perkins Coie LLP, Seattle, Washington.

                               7,550,600 Shares



                               ICOS CORPORATION



                                 Common Stock



                                  PROSPECTUS



                               ________ __, 1999

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee and the Nasdaq National Market additional listing fee.


Securities and Exchange Commission registration fee..........................            $ 92,696
Nasdaq National Market additional listing fee................................              17,500
Printing and engraving expenses..............................................              10,000
Legal fees and expenses......................................................              10,000
Accounting fees and expenses.................................................               5,000
Miscellaneous fees and expenses..............................................               3,003
                                                                                         --------
   Total.....................................................................            $138,196
                                                                                         ========

Item 15.   Indemnification of Directors and Officers

     Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is made or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a Delaware corporation has been successful in the defense of any action, suit or proceeding referred to in subsections 145(a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

     Section 10 of ICOS' Amended and Restated Bylaws requires indemnification of officers and directors to the fullest extent permitted under Delaware law. Subject to any restrictions imposed by Delaware law, the bylaws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person entitled to indemnification in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director or officer of ICOS or that, being or having been a director or officer or an employee of ICOS, such person is or was serving at the request of ICOS as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. However, board approval is required with respect to indemnification for any proceeding initiated by a person entitled to indemnification. The bylaws also provide that ICOS may, by action of its board of directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article 10 of ICOS' Restated Certificate of Incorporation provides that, to the fullest extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of ICOS shall not be liable to ICOS or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such
Article 10 shall not adversely affect any right or protection of a director of ICOS for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     ICOS' officers and directors are covered by insurance (with certain exceptions and limitations) that indemnifies them against losses for which ICOS grants them indemnification and for which they become legally obligated to pay on account of claims made against them for "wrongful acts" committed before or during the policy period. Additionally, ICOS' outside directors are covered by a similar insurance policy.



Item 16.  Exhibits

           5.1   Opinion of Perkins Coie LLP, counsel to ICOS
          23.1   Consent of KPMG LLP, independent certified public accountants
          23.2   Consent of Perkins Coie LLP (contained in Exhibit 5.1)
          24.1   Power of attorney (contained on Page II-4)

Item 17.   Undertakings

        A.     The undersigned registrant hereby undertakes;

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


        B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        D.    The undersigned registrant hereby undertakes that:

              (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

              (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 11th day of June, 1999.

                              ICOS CORPORATION


                              By: /s/ Howard S. Mendelsohn
                                  _____________________________
                                  Howard S. Mendelsohn
                                  Chief Accounting Officer


                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes George B. Rathmann, Howard S. Mendelsohn, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, and any related Rule 462(b) Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 11, 1999.


       Signature                                  Title
--------------------------     -----------------------------------------------
/s/ George B. Rathmann         Chairman, Chief Executive Officer and President
__________________________     (Principal Executive Officer)
George B. Rathmann

/s/ Gary L. Wilcox             Director and Executive Vice President, Operations
__________________________
Gary L. Wilcox

/s/ Howard S. Mendelsohn       Chief Accounting Officer
__________________________     (Principal Financial and Accounting Officer)
Howard S. Mendelsohn


/s/ Frank T. Cary              Director
__________________________
Frank T. Cary

/s/ James L. Ferguson          Director
__________________________
James L. Ferguson

/s/ William H. Gates III       Director
__________________________
William H. Gates III

/s/ Janice M. LeCoq            Director
__________________________
Janice M. LeCocq

/s/ David V. Milligan          Director
__________________________
David V. Milligan

                               Director
__________________________
Robert W. Pangia

/s/ Alexander B. Trowbridge    Director
__________________________
Alexander B. Trowbridge

/s/ Walter B. Wriston          Director
__________________________
Walter B. Wriston

                                 EXHIBIT INDEX



    Exhibit
     Number
   ---------
       5.1      Opinion of Perkins Coie LLP, counsel to ICOS
      23.1      Consent of KPMG LLP, independent certified public accountants
      23.2      Consent of Perkins Coie LLP (contained in Exhibit 5.1)
      24.1      Power of attorney (contained on Page II-4)